                                                                   EXHIBIT (3a)

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          REPUBLIC GROUP INCORPORATED

                                    * * * *

         REPUBLIC GROUP INCORPORATED, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

1. That the Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 28, 1961 under the name Republic Gypsum Company;

2. That, in accordance with the requirements of Section 245 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation duly adopted resolutions authorizing the restatement and integration of the Corporation's Certificate of Incorporation, as amended;

3. That the following Restated Certificate of Incorporation restates and integrates the provisions of the Corporation's Certificate of Incorporation, as amended, that are operative and in effect as of the date hereof, and does not further amend such provisions, and there is no discrepancy between such provisions and the following Restated Certificate of Incorporation;

4. That the text of the Certificate of Incorporation, as amended, is restated and integrated in its entirety as follows:

         FIRST.       The name of the corporation is

                         REPUBLIC GROUP INCORPORATED

        SECOND. Its principal office in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington 99, Delaware.

        THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

        To conduct and carry on the business of mining, buying, transporting, processing, selling and dealing in gypsum and manufacturing, selling and dealing in gypsum wallboard and other gypsum products.

        To conduct and carry on the business of general contractors and builders; to design, plan, erect, construct, equip, alter, rebuild, remodel, improve and repair all kinds of houses, buildings and other structures or parts thereof and works and excavations therefor; to employ mechanics, laborers, artisans and workmen, and to make contracts and sub- contracts for work and materials; to manufacture, buy, sell and deal in lumber and other building materials of all kinds; to own, manage, operate, lease, purchase and sell buildings of all kinds and generally to transact all business of a similar nature necessary or incidental to that purpose, and to do all things necessary or incidental or connected with the business of contractors and builders.

        To lend money, without banking privileges, and generally to engage in the mortgage, finance and credit business.

        To engage in and carry on the business of buying, leasing and otherwise acquiring lands and interests in lands of every kind and description and wheresoever situated; buying, leasing and otherwise acquiring and constructing and erecting, or contracting for the construction and erection of buildings and structures in and on such lands for any uses or purposes; holding, owning, improving, developing, maintaining, operating, letting, leasing, mortgaging, selling or otherwise disposing of such property or any part thereof; equipping, furnishing and operating apartments, apartment houses, hotels, apartment hotels, restaurants, residences, office buildings, shopping centers, industrial complexes, industrial plants, warehouses, or any other buildings or structures of whatsoever kind.

        To build, buy, sell, lease, own and operate grain and commodity elevators and warehouses for the storage, handling and forwarding of all kinds of grain, produce, commodities and provisions and the by-products thereof.

        To buy and sell and otherwise deal in and with grain, provisions and other commodities.

        To search, mine, prospect and explore for petroleum and other oils, gas and any other useful or valuable minerals and substances or products, either for its own account or for others; to drill for, remove, produce, acquire by purchase or otherwise, own, use, store, transport, refine, distill, manufacture, process, prepare for market, sell and otherwise dispose of petroleum and other oils, bitumens, bituminous substances of all kinds, vegetable substances, minerals and gases and all products, by-products and residual products thereof or therefrom; to drill for, purchase, take, lease as lessee and otherwise acquire, to own, use, maintain, develop, improve and operate, and to sell, convey, mortgage, pledge, lease as lessor and otherwise dispose of and deal in oil, gas and other wells and leases, royalties and other mineral interests and any articles, materials, machinery, equipment, structures or property uses therefor or in connection therewith; and to engage in any trades, businesses and occupations necessary or convenient in connection with any business of the corporation or incidental, related or contributory thereto.

        To transport, ship, manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

        To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

        To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of this corporation.

        To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

        To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

        To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

        To loan to any person, firm or corporation any of its surplus funds, either with or without security.

        To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

        To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.

        In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

        The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

        FOURTH. The total number of shares of Capital Stock which the Corporation shall have authority to issue is Twenty-Five Million Four Hundred Eighty-Seven Thousand Four Hundred Ten (25,487,410) shares, divided into Four Hundred Eighty-Seven Thousand Four Hundred Ten (487,410) shares of Preferred Stock, without par value, issuable in series, hereinafter called "Preferred Stock Issuable in Series," and Twenty-Five Million (25,000,000) shares of Common Stock of the par value of $1.00 each.

        Shares of the Preferred Stock Issuable in Series may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed herein and in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation. The Board of Directors of the Corporation is hereby expressly authorized, subject to the limitations provided by law, to establish and designate series of the Preferred Stock Issuable in Series, to fix the number of shares constituting each series, and to fix the designations and the relative powers, rights, preferences and limitations of the shares of each series and the variations in the relative powers, rights, preferences and limitations as between series, and to increase and to decrease the number of shares constituting each series. The authority of the Board of Directors of the Corporation with respect to each series shall include but shall not be limited to the authority to determine the following:

        (a)     The designation of such series;

        (b)     The number of shares initially constituting such series;

        (c) The increase, and the decrease to a number not less than the number of the outstanding shares of such series, of the number of shares constituting such series theretofore fixed;

        (d) The rate or rates and the times at which dividends on the shares of such series shall be paid, and whether or not such dividends shall be cumulative, and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate;

        (e) Whether or not the shares of such series shall be redeemable, and, if such shares shall be redeemable, the terms and conditions of such redemption, including but not limited to the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates;

        (f) The amount payable on the shares of such series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation. A liquidation, dissolution or winding up of the Corporation, as such terms are used in this subparagraph (f), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or a sale, lease or conveyance of all or a part of the assets of the Corporation;

        (g) Whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if such shares shall have such voting rights, the terms and conditions thereof, including but not limited to the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other series of Preferred Stock Issuable in Series and the right to have more (or less) than one vote per share;

        (h) Whether or not a sinking fund shall be provided for the redemption of the shares of such series, and, if such a sinking fund shall be provided, the terms and conditions thereof;

        (i) Whether or not a purchase fund shall be provided for the shares of such series, and, if such a purchase fund shall be provided, the terms and conditions thereof;

        (j) Whether or not the shares of such series shall have conversion privileges, and, if such shares shall have conversion privileges, the terms and conditions of conversion, including but not limited to any provision for the adjustment of the conversion rate or the conversion price; and

        (k) Any other powers, preferences and relative, participating, optional, or other special rights, or qualifications, limitations or restrictions thereof, as shall not be inconsistent with the provisions of this Article Fourth or the limitations provided by law.

        "No stockholder of this Corporation shall by reason of his holding shares of any class or a series of any class, have any preemptive or preferential right to purchase or subscribe to any shares of any class, or a series of any class, of this Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class, or a series of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors in its discretion from time to time may grant and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class or a series of any class of this Corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, or a series of any class, without offering any such shares, either in whole or in part, to the existing stockholders of any class or a series of any class."

        FIFTH. The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000.00).

        SIXTH.  The corporation is to have perpetual existence.

        SEVENTH The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

        EIGHTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

        To make, alter or repeal the by-laws of the corporation.

        To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

        To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

        By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

        When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

        NINTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the

Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

        TENTH. The corporation shall indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any by-laws, agreement, vote of stockholders, or otherwise.

        ELEVENTH.        Meetings of stockholders may be held outside the State
of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by ballot unless the by-laws of the corporation shall so provide.

        TWELFTH.         The corporation reserves the right to amend, alter,
change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        IN WITNESS WHEREOF, REPUBLIC GROUP INCORPORATED has caused this restated Certificate of Incorporation to be executed in its corporate name by its President and its seal to be affixed and attested by its Secretary this 3rd day of November, 1995.

                                        REPUBLIC GROUP INCORPORATED

                                        By:  /s/ Stephen L. Gagnon
                                           -------------------------------
                                             Stephen L.Gagnon
                                             Executive Vice President

ATTEST:

/s/ Janey L. Sowell
-----------------------
Janey L. Sowell
Secretary